Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement (No. 333-263883) on Form S-3 and related prospectus of Dakota Gold Corp. of our report dated June 28, 2022 relating to the consolidated financial statements of Dakota Gold Corp., appearing in the Annual Report on Form 10-K of Dakota Gold Corp. for the year ended March 31, 2022.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Ham, Langston & Brezina, L.L.P.

Houston, Texas

March 6, 2023